China Direct Industries Provides Revised Guidance for the 2010 Fiscal Year ended September 30, 2010

DEERFIELD BEACH, FL--(10/29/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it is revising its guidance for the 2010 fiscal year ended September  30, 2010.

After our initial review of the financial performance of our China based subsidiaries as well as our operations in the United States, management is providing revised guidance for its 2010 fiscal year ended September 30, 2010 which was provided in our press release issued on August 12, 2010.  Our previous guidance was predicated on shipments of Iron Ore from our CDII Trading operations and the closing of two transactions in our Consulting segment in the fourth quarter of fiscal 2010.  Due to severe weather conditions in Mexico, fourth quarter shipments of iron ore have been delayed until the first quarter of fiscal 2011.  Additionally, we experienced delays in the completion of auditing necessary for the closing of one client transaction by September 30, 2010 and elected to not pursue the other transaction. Management anticipates the remaining consulting transaction will close in the first quarter of fiscal 2011.

Management now sees fiscal 2010 total revenue ranging between $108 and $112 million and expects to report a net loss of approximately $3 to $3.5 million, inclusive of $3.1 in non-cash related items.  Management sees improving performance across all its business segments in fiscal 2011 and will provide additional details regarding its fiscal 2010 performance and further guidance for fiscal 2011 when it reports fiscal 2010 earnings in December 2010.

Commenting on the revision, Dr. James Wang Chairman and CEO of China Direct Industries, Inc. stated, "We have worked diligently over the past year to markedly improve our performance and have accomplished a great deal.  We also believe that our anticipated business in trading and consulting was deferred into the  first quarter of fiscal 2011.  As we have significant distribution contracts in place at our basic materials segment, coupled with additional capacity coming on line in our magnesium segment, we see strong momentum for fiscal 2011 and look forward to discussing this in greater detail when we release our earnings in December 2010.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.
DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding revenues, net income, the consummation of a transaction in our consulting segment and our ability to complete expected deliveries of metal ore in our trading business.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net